Filed Pursuant to Rule 424(b)(5)
Registration No. 333-275774

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 28, 2023)

Up to $340,000,000

Common Stock

We have entered into an equity distribution agreement with J.P. Morgan Securities LLC (“JPM”) and Wells Fargo Securities, LLC (“Wells Fargo”) relating to shares of our common stock, par value $1.00 per share, offered by this prospectus supplement and the accompanying prospectus pursuant to an “at the market” equity offering program. In accordance with the terms of the equity distribution agreement, we may offer and sell up to $340,000,000 in shares of our common stock from time to time through JPM and Wells Fargo (the “Agents”) as our agents for the offer and sale of the shares. Sales of the shares will be made at market prices prevailing at the time of sale.

Our common stock is listed on the New York Stock Exchange under the symbol “SWX.” On August 5, 2024, the last reported sales price of our common stock on the New York Stock Exchange was $71.46 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific number or dollar amount of shares of our common stock. The Agents will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement.

The Agents will receive from us a commission equal to 1.0% of the sales price of all shares sold through them as agents under the equity distribution agreement. In connection with the sale of our common stock on our behalf, the Agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Agents may be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and Item 1A “Risk Factors” beginning on page 5 of our Annual Report on Form 10-K for the year ended December 31, 2023, as well as additional risks that may be described in future reports or information that we file with the U.S. Securities and Exchange Commission (the “SEC”), including our Quarterly Reports on Form 10-Q, for a discussion of certain risks that you should consider in connection with an investment in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan	Wells Fargo Securities

The date of this prospectus supplement is August 6, 2024.

Prospectus Supplement

Prospectus

You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. Neither we nor the Agents have authorized anyone to provide you with any information other than that contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, any amendment or supplement to this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our website is not incorporated herein and does not constitute part of this prospectus supplement.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus and the documents incorporated therein by reference. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or the documents incorporated therein by reference, the information in this prospectus supplement supersedes such information. In addition, any statement in a filing we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information.” You should also read and consider the information set forth in the section entitled “Risk Factors” in each of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before you make an investment decision.

This prospectus supplement is part of a shelf registration statement on Form S-3 that we filed with the SEC. We may offer shares of common stock having an aggregate offering price up to $340,000,000 from time to time under this prospectus supplement and the accompanying base prospectus at prices and on terms to be determined by market conditions at the time of the offering.

We are not making any representation to any purchaser of our common stock regarding the legality of an investment in our common stock by such purchaser. You should not consider any information in this prospectus supplement to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our common stock.

Our common stock is being offered only for sale in jurisdictions where it is lawful to make such offer. The distribution of this prospectus supplement and the offering of our common stock in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement should inform themselves about and observe any such restrictions. This prospectus supplement does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement.

When we use the terms the “Company,” “we,” “our,” or “us,” we are referring to Southwest Gas Holdings, Inc., a Delaware corporation, together with our subsidiaries, except where the context otherwise requires or where otherwise indicated. The term “Southwest Gas Holdings” refers to Southwest Gas Holdings, Inc. without its consolidated subsidiaries. The term “Southwest” refers to our wholly owned subsidiary, Southwest Gas Corporation. The term “Centuri” refers to Centuri Holdings, Inc., a subsidiary of Southwest Gas Holdings that represents its utility infrastructure services segment.

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SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all the information that you should consider before investing in shares of our common stock. You should read this entire prospectus supplement and accompanying prospectus and the documents incorporated by reference carefully, including the sections entitled “Risk Factors” and “Description of Capital Stock” and the financial statements and related notes thereto included or incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. This summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus or incorporated by reference herein.

Southwest Gas Holdings, Inc.

Southwest Gas Holdings, Inc., a Delaware corporation, is a holding company headquartered in Las Vegas, Nevada. Through our subsidiaries, Southwest and Centuri, we operate two business segments: natural gas distribution and utility infrastructure services.

Southwest, incorporated in March 1931 under the laws of the state of California, provides regulated natural gas distribution services to customers in portions of Arizona, Nevada, and California to meet heating, cooking, and other household needs in residential communities across these territories, as well as to facilitate the ongoing business operations of commercial and industrial customers. Southwest makes investments in infrastructure to support customer demand associated with population growth and economic development activity and the safe and reliable operation of its system through adherence to integrity management programs. Public utility rates, practices, facilities, and service territories of Southwest are subject to regulatory oversight. The timing and amount of rate relief can materially impact results of operations. Natural gas purchases and the timing of related recoveries can materially impact liquidity. Results for the natural gas distribution segment are higher during winter periods due to the seasonality incorporated in its regulatory rate structures.

Southwest is subject to regulation by the Arizona Corporation Commission, the Public Utilities Commission of Nevada, and the California Public Utilities Commission (the “CPUC”). The CPUC regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain of the Company’s and Southwest’s accounting practices, transmission facilities and rates are subject to regulation by the Federal Energy Regulatory Commission (the “FERC”). Centuri is not regulated by the state utilities commissions or by the FERC in any of its operating areas.

Centuri is a strategic utility infrastructure services company dedicated to partnering with North America’s electric and gas providers to build and maintain the energy network that fuels millions of homes across the United States and Canada. Centuri’s skilled workforce delivers a comprehensive and integrated array of solutions through its primary operating companies: NPL Construction Co., NPL Canada Ltd., New England Utility Constructors, Inc., Linetec Services, LLC, and Riggs Distler & Company, Inc. Centuri has strategically expanded its geographic reach and service offerings through organic and inorganic growth to better meet diverse customer needs across both electric and gas infrastructure, including growing customer attention to achieving environmental objectives. On April 22, 2024, Centuri completed its initial public offering (the “Centuri IPO”) and is now a public reporting company. Following the Centuri IPO, we own approximately 80.1% of the outstanding Centuri common stock. We intend to maintain the flexibility to dispose of our remaining shares of Centuri common stock in a number of ways, including through a spin-off transaction, open market sales of Centuri common stock or an exchange offer of our common stock for Centuri common stock.

We were incorporated in the State of Delaware on September 18, 2019. Our corporate headquarters is located at 8360 S. Durango Dr., P.O. Box 98510, Las Vegas, NV 89150-8510, telephone number (702) 876-7237. We maintain a website (www.swgasholdings.com) to provide information to stockholders, investors, customers, and other interested parties. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are available, free of charge, through our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding the Company that we file electronically with the SEC. Information on our website is not incorporated by reference into this prospectus supplement. We have included our website in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Common stock to be offered by us	Shares of our common stock, having an aggregate offering price of up to $340,000,000.

Manner of offering	“At the market” offering that may be made from time to time through the Agents. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement.

Use of proceeds	We currently expect to use the net proceeds of this offering primarily for general corporate purposes, including funding for working capital, capital expenditures, including the acquisition of property for the construction, completion, extension or improvement of pipeline systems and facilities located in and around the communities Southwest serves, refunding, repurchasing, retiring upon maturity or redeeming existing debt, repurchases of our capital stock, and strategic investments and acquisitions. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Transfer agent	EQ Shareowner Services.

New York Stock Exchange symbol	“SWX.”

Risk factors	Before investing in our common stock, you should carefully read and consider the “Risk Factors” beginning on page S-4 of this prospectus supplement and the information set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as the other information set forth in our other filings under the Exchange Act that are incorporated herein by reference.

Conflicts of interest	As described under “Plan of Distribution,” as of the date of this prospectus supplement, affiliates of certain of the Agents in this offering are lenders and, in certain cases, agents, under our credit facilities, term loan facilities or other borrowing facilities. To the extent that we use a portion of the net proceeds we receive from this offering to repay borrowings outstanding under our credit facilities, term loan facilities or other borrowing facilities, such affiliates of the applicable Agents will receive their proportionate share of any amount that is repaid with the net proceeds we receive from this offering. Likewise, to the extent that net proceeds from this offering are applied to pay any other indebtedness of ours that may be held by any of the Agents or any of their respective affiliates, such Agents or affiliates, as the case may be, will receive proceeds of this offering through the repayment of that indebtedness.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks described below together with the risk factors described in reports we file with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023, before you decide to invest in our common stock. If any of the risks actually occur, our business, financial condition or results of operations could suffer. In that event, you may lose all or part of your investment in our common stock.

Risks Relating to This Offering and Our Common Stock

Our common stock price may be volatile or may decline.

The market price of our common stock may fluctuate significantly from time to time as a result of many factors, including:

•	investors’ perceptions of us and our prospects;

•	investors’ perceptions of us and/or our industries’ risk and return characteristics relative to other investment alternatives;

•	investors’ perceptions of the prospects of the natural gas distribution and utility infrastructure services markets;

•	investors’ perceptions of the expected separation of Centuri;

•	differences between actual financial and operating results and those expected by investors and analysts;

•	changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or our industries generally, and our ability to meet those estimates;

•	actual or anticipated fluctuations in quarterly financial and operating results;

•	volatility in the equity securities markets;

•	sales, or anticipated sales, of large blocks of our common stock;

•

a real or perceived economic downturn, including as a result of the further escalation of Russia’s war against Ukraine and/or the conflict between Israel and Hamas, and/or the tightening of monetary policy, including increases in benchmark interest rates by the Board of Governors of the United States Federal Reserve; and

•

other factors described under “Cautionary Statement Regarding Forward-Looking Information” in this prospectus supplement and accompanying prospectus and “Item 1A- Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023.

Because our management has broad discretion as to the use of the net proceeds from this offering you may not agree with how we use them, and such proceeds may not be applied successfully.

Our management will have broad discretion over the use of the net proceeds from this offering, including for any of the purposes described in “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds from this offering in ways that ultimately increase the value of your investment in us. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Sales or issuances of substantial amounts of our common stock in the public market, or the perception that these sales or issuances may occur could cause the market price of our common stock to decline.

Sales or issuances of substantial amounts of our common stock in the public market, or the perception that these sales or issuances may occur, could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Future sales or issuances of our common stock or other equity-related securities could be dilutive to holders of our common stock, including purchasers of our common stock in this offering, and could adversely affect their voting and other rights and economic interests.

It is not possible to predict the actual number of shares we will sell under the equity distribution agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the equity distribution agreement and compliance with applicable laws, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the equity distribution agreement. The number of shares that are sold through the Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the term of the equity distribution agreement, the limits we set with the Agents in any applicable placement notice, and the demand for our common stock during the term of the equity distribution agreement. Because the price per share of each share sold will fluctuate during the term of the equity distribution agreement, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with the sale of shares of common stock offered under this prospectus.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of sales made at prices lower than the prices they paid.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act or Section 21E of the Exchange Act. All statements other than statements of historical fact included or incorporated by reference into this prospectus supplement and the accompanying prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s plans, objectives, goals, intentions, projections, strategies, future events or performance, negotiations, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “endeavor,” “promote,” “seek,” “pursue,” and similar words and expressions are generally used and intended to identify forward-looking statements. For example, statements regarding plans to refinance near-term debt maturities, those regarding separating from Centuri following the completed Centuri IPO, by means of sales into the market, a distribution to Company stockholders, or through an exchange of Centuri shares for Southwest Gas Holdings, Inc. shares, or a combination thereof, and any references as to the timing of any separation of Centuri, those regarding operating margin patterns, customer growth, the composition of our customer base, price volatility, utility optimization initiatives, the level of expense or cost containment, seasonal patterns, the ability to pay debt, the Company’s COLI strategy, the magnitude of future acquisition or divestiture purchase price true-ups or post-closing payments and related impairments or losses related thereto, replacement market and new construction market, impacts from pandemics, including on our employees, customers, business, financial position, earnings, bad debt expense, work deployment and related uncertainties, expected impacts of valuation adjustments associated with any redeemable noncontrolling interests, the profitability of storm work, mix of work, or absorption of fixed costs by larger infrastructure services customers (including Southwest), the impacts of U.S. tax reform including disposition in any regulatory proceeding and bonus depreciation tax deductions, plans and expectations regarding the tax treatment of a separation of Centuri, the impact of any Pipeline and Hazardous Materials Safety Administration rulemaking, the amounts and timing for completion of estimated future construction expenditures, plans to pursue infrastructure programs or programs under SB 151 legislation in Nevada, forecasted operating cash flows and results of operations, net earnings impacts or recovery of costs from gas infrastructure replacement programs and surcharges, funding sources of cash requirements, amounts generally expected to be reflected in future period revenues from regulatory rate proceedings including amounts requested or settled from recent and ongoing general rate cases or other regulatory proceedings, rates and surcharges, Purchased Gas Account (“PGA”) administration, recovery and timing, and other rate adjustments, sufficiency of working capital and current credit facilities or the ability to cure negative working capital balances, bank lending practices, the Company’s views regarding its liquidity position, ability to raise funds and receive external financing capacity and the intent and ability to issue various financing instruments and stock under a planned at-the-market equity program or otherwise, future dividends or increases and the board of directors’ current payout strategy, pension and postretirement benefits, certain impacts of tax acts, the effect of any other rate changes or regulatory proceedings, contract or construction change order negotiations, impacts of accounting standard updates, statements regarding future gas prices, gas purchase contracts and pipeline imbalance charges or claims related thereto, recoverability of regulatory assets, the impact of certain legal proceedings or claims, and the timing and results of future rate hearings, including any ongoing or future general rate cases and other proceedings, and statements regarding pending approvals, including proposed regulatory mechanisms, or references to impacts believe to be timing-related are forward-looking statements.

A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, inflation, interest rates and related government actions, sufficiency of labor markets and ability to timely hire qualified employees or similar resources, acquisition and divestiture decisions including prices paid or received, adjustments, indemnifications, or commitments related thereto, and their impacts to impairments, write-downs, or losses or expenses generally, the impacts of pandemics including that which may result from a restriction by government officials or otherwise, including impacts on employment in our territories, the health impacts to our customers and employees, the ability to collect on customer accounts due to the earlier suspension or lifted moratorium on late fees or service disconnection or otherwise in any or all jurisdictions, the ability to obtain regulatory recovery of related costs, the ability of the infrastructure services business to conduct work and the impact of a delay or termination of work, and decisions of Centuri customers (including Southwest) as to whether to pursue capital projects due to economic impacts resulting from a pandemic or otherwise, the ability to recover and timing thereof related to costs associated with the PGA mechanisms or other regulatory assets or programs, the effects of regulation/deregulation, governmental or regulatory policy regarding pipeline safety, greenhouse gas emissions, natural gas, including potential prohibitions on the use of natural gas by customers or potential customers, including related to electric generation or natural gas appliances, or regarding alternative energy, the regulatory support for ongoing infrastructure programs or expansions, the timing and amount of rate relief, the impact of other regulatory proceedings, the timing and methods determined by regulators to refund amounts to customers resulting from U.S. tax reform, changes in rate design, impacts of other tax regulations, including industry-specific tax regulations, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of credit rating actions and conditions in the capital markets on financing costs, changes in construction expenditures and financing, levels of or changes in operations and maintenance expenses, or other costs, including fuel costs and other costs impacted by inflation or otherwise, the results of any cost containment efforts, geopolitical influences on the business or its costs, effects of pension or other postretirement benefit expense forecasts or plan modifications, accounting changes and regulatory treatment related thereto, currently unresolved and future liability claims and disputes, changes in pipeline capacity for the transportation of gas and related costs, results of Centuri bid work, the impact of weather, delays, or customer budgetary plans on Centuri’s operations, projections about acquired businesses earnings, or those that may be planned, future acquisition-related costs, differences between the actual experience and projections in costs to integrate or stand-up portions of newly acquired business operations, impacts of changes in the value of any redeemable noncontrolling interests if at other than fair value, Centuri utility infrastructure expenses, differences between actual and originally expected outcomes of Centuri bid or other fixed-price construction agreements, outcomes from contract and change order negotiations, ability to successfully procure new work and impacts from work awarded or failing to be awarded from significant customers (collectively, including from Southwest) or related to significant projects, the mix of work awarded, the amount of work awarded to Centuri following the lifting of work stoppages or reduction, the result of productivity inefficiencies from regulatory requirements or efficiencies in performing storm-related or other types of work, the frequency or amount of work associated with storms, customer supply chain challenges, or otherwise, delays or challenges in commissioning individual projects, acquisitions and management’s plans related thereto, the ability of management to successfully finance, close, and assimilate any acquired businesses, the timing and ability of management to successfully consummate the Centuri separation following the completed Centuri IPO, the impact on our earnings related to the relative ownership interest in Centuri in periods prior to full separation, the impact on our stock price or our credit ratings due to undertaking or failing to undertake acquisition or divestiture activities or other strategic endeavors, the impact on our stock price, costs, actions or disruptions or continuation thereof related to significant stockholders and their activism, competition, our ability to raise capital in external financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill or other intangible assets, and optimization initiatives. In addition, the Company can provide no assurance that its discussions regarding certain trends or plans relating to its financing and operating expenses will continue, proceed as planned, or cease to continue, or fail to be alleviated, in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus supplement and the accompanying prospectus and our current and periodic reports and other filings filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” and “Where You Can Find More Information” below for information about how to obtain copies of those documents. All forward-looking statements in this prospectus supplement and the documents incorporated by reference herein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update or revise any forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

You should consider these risks and those set forth in, or incorporated into, the “Risk Factors” section of this prospectus supplement and in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q prior to investing in our common stock.

USE OF PROCEEDS

We expect to use net proceeds from the sale of shares of common stock under the equity distribution agreement for general corporate purposes, which may include funding for working capital, capital expenditures, including the acquisition of property for the construction, completion, extension or improvement of pipeline systems and facilities located in and around the communities Southwest serves, refunding, repurchasing, retiring upon maturity or redeeming existing debt, repurchases of shares of our common stock, and strategic investments and acquisitions. Certain Agents or affiliates of Agents are lenders (and in certain cases agents) under our credit facilities, term loan facilities or other borrowing facilities and may receive a portion of the net proceeds from any sales of our common shares pursuant to this prospectus supplement. See “Plan of Distribution — Conflicts of Interest” on page S-10 of this prospectus supplement.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement, dated as of August 6, 2024 with the Agents under which we may issue and sell shares of our common stock with an aggregate sales price of up to $340,000,000 from time to time through the Agents as our agents for the offer and sale of the shares. The sales, if any, of the shares of common stock under the equity distribution agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act, including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices.

From time to time during the term of the equity distribution agreement, and subject to the terms and conditions set forth therein, we may deliver an issuance notice to the Agents specifying the length of the selling period (not to exceed 20 consecutive trading days), the amount of common stock to be sold and the minimum price below which sales may not be made. Upon receipt of an issuance notice from us, and subject to the terms and conditions of the equity distribution agreement, the Agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares on such terms. We or the Agents may suspend the offering of shares of common stock at any time upon proper notice to the others, upon which the selling period will immediately terminate. Settlement between us and the Agents for sales of common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed to between us and the Agents in connection with a particular transaction. The obligation of the Agents under the equity distribution agreement to settle such purchases with us pursuant to any issuance notice is subject to a number of conditions, which the Agents reserve the right to waive in their sole discretion. In addition, the shares may be offered and sold by such other methods, including privately negotiated transactions, as we and the Agents agree to in writing.

We will pay the Agents a commission equal to 1.0% of the sales price of all shares sold through them as agents under the equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sales of such shares.

We have also agreed to reimburse the Agents for their reasonable documented out-of-pocket expenses, including fees and expenses of counsel, in connection with the equity distribution agreement. We estimate that the expenses of this offering payable by us, excluding compensation payable to the Agents under the terms of the equity distribution agreement, will be approximately $500,000.

We will deliver to the New York Stock Exchange copies of this prospectus supplement and the accompanying prospectus pursuant to the rules of the exchange. We will report at least quarterly the number of shares of common stock sold through the Agents in at the market offerings, the net proceeds to us and the compensation paid by us to the Agents in connection with such sales of common stock.

If either an Agent or we have reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the others and sales of our common stock under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of such Agent and us.

In connection with the sale of the common stock hereunder, the Agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the equity distribution agreement and (2) the termination of the equity distribution agreement by either the Agents or us, in each case upon written notice to the other parties to the equity distribution agreement.

We have agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of shares of our common stock or securities convertible into or exchangeable for shares of our common stock, warrants or any rights to purchase or acquire our common stock for a period beginning on the first trading day prior to the delivery of any issuance notice to the Agents and ending on the first trading day following the settlement date for the applicable issuance notice, without the prior written consent of the Agents. This consent may be given at any time without public notice. The restriction described in this paragraph does not apply to sales of:

•	shares we offer or sell pursuant to the equity distribution agreement;

•	shares we issue in connection with certain acquisitions;

•	shares we issue upon conversion of convertible securities, or the exercise of warrants, options or other rights disclosed in our public filings; or

•	shares and options to purchase shares we issue, in either case, pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan or dividend reinvestment plan.

Conflicts of Interest

Affiliates of the Agents are, and, in the future, one or more affiliates of the Agents may be, lenders or agents under our credit facilities, term loan facilities or other borrowing facilities, including the Amended and Restated Term Loan Credit Agreement, dated as of August 1, 2024, by and among us, JPMorgan Chase Bank, N.A. as Administrative Agent and Joint Lead Arranger and Joint Bookrunner, Wells Fargo Bank, N.A. as Co-Documentation Agent and the other joint lead arrangers, bookrunners, syndication agent, and co-documentation agent thereto (the “First Term Loan Credit Agreement); Second Amended and Restated Credit Agreement, dated as of August 27, 2021, by and among Centuri Group, Inc. and Centuri Canada Division Inc. as borrowers, Wells Fargo Bank, National Association as Administrative Agent, Wells Fargo Securities LLC as Joint Lead Arranger and Joint Bookrunner and the other lenders party, bookrunners, joint lead arrangers, syndication agent and documentation agent thereto (the “Second Centuri Credit Agreement”); Term Loan Agreement, dated as of March 23, 2021, by and among us, The Bank of New York Mellon, as Administrative Agent, JPMorgan Chase Bank, N.A., as Joint Lead Arranger and Joint Bookrunner, and the other lenders party, book runners and syndication agents thereto (the “2021 Term Loan Agreement”); the Revolving Credit Agreement, dated as of August 1, 2024, by and among us, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A. as Co-Syndication Agent, Joint Lead Arranger and Joint Bookrunner, and Wells Fargo Bank, N.A. as Co-Syndication Agent and the other lenders party, documentation agents, joint book runner and joint lead arranger thereto (the “Revolving Credit Agreement”); the Amended and Restated Revolving Credit Agreement, dated as of April 10, 2020, by and among Southwest, The Bank of New York Mellon, as Administrative Agent, Joint Lead Arranger and Joint Bookrunner, JPMorgan Chase Bank, N.A., as Co-Syndication Agent, Joint Lead Arranger and Joint Bookrunner and the other lenders party, book runners, syndication agents, joint lead arrangers and documentation agents thereto (the “Southwest Revolving Credit Agreement”); and the Amended and Restated Credit Agreement, dated as of November 7, 2017, by and among Centuri Construction Group Inc. (f/k/a Isleworth Holding Co.), certain other borrowers, Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC as Joint Lead Arranger and Joint Bookrunner and the other lenders party, bookrunners, joint lead arrangers, syndication agent and documentation agent thereto (the “First Centuri Credit Agreement”). To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under those facilities, including the First Term Loan Credit Agreement, the Second Centuri Credit Agreement, the 2021 Term Loan Agreement, the Revolving Credit Agreement, the Southwest Revolving Credit Agreement and the First Centuri Credit Agreement, those lenders may receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Other Relationships

The Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Agents and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences applicable to non-U.S. holders (as defined below) with respect to the ownership and disposition of shares of our common stock. This summary is limited to non-U.S. holders who purchase shares of our common stock issued pursuant to this offering and who hold such shares of our common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on current provisions of the Code, final, temporary or proposed Treasury regulations promulgated thereunder, administrative rulings and judicial opinions, all of which are subject to change, possibly with retroactive effect.

This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. holder in light of that non-U.S. holder’s specific circumstances, nor does it address the potential application of the Medicare contribution tax, any aspects of U.S. federal estate or gift tax laws, or tax considerations arising under the laws of any non-U.S., state or local jurisdiction. This discussion also does not address tax considerations applicable to a non-U.S. holder that may be subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	except as expressly provided below, persons who own or have owned, actually or constructively, more than 5% of our common stock;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account on an applicable financial statement; and

•	tax-qualified retirement plans.

If a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of our common stock, the tax treatment of a partner in the partnership (or member in such other entity) will generally depend upon the status of the partner and the activities of the partnership. Any partner in a partnership holding shares of our common stock (and such partnership) should consult their own tax advisors.

Prospective investors are urged to consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the purchase, ownership and disposition of shares of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Definition of Non-U.S. Holder

For purposes of this summary, a “non-U.S. holder” is any beneficial owner of shares of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or an entity treated for U.S. federal income tax purposes as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions on Our Common Stock

To the extent that we make cash or other property distributions on our common stock, other than certain pro rata distributions of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current earnings and profits for that taxable year or our accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will, first, constitute a return of capital and reduce a non-U.S. holder’s adjusted tax basis in their shares of our common stock, but not below zero, and then will be treated as gain realized on the sale or other disposition of shares of our common stock and will be treated as described under the section titled “—Gain on Sale or Other Disposition of Shares of Our Common Stock” below.

Dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate as may be specified by an applicable income tax treaty. To obtain the benefit of a reduced treaty rate (subject to the discussion below in the section titled “—FATCA”), a non-U.S. holder must furnish to the applicable withholding agent a duly completed and properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or applicable successor form) certifying, under penalties of perjury, such non-U.S. holder’s qualification for the reduced rate.

If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on shares of our common stock are effectively connected with such non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the dividends paid to the non-U.S. holder will be exempt from the aforementioned U.S. federal withholding tax. To claim this exemption, the non-U.S. holder must furnish to the applicable withholding agent a properly executed IRS Form W-8ECI (or applicable successor form). Effectively connected dividends generally will be subject to U.S. federal income tax on a net income basis at U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person, and in the case of a corporate non-U.S. holder also may be subject to a branch profits tax at a rate of 30% (or a lower treaty rate, if applicable).

A non-U.S. holder that claims exemption from withholding or the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding the tax consequences of distributions on our common stock.

Gain on Sale or Other Disposition of Shares of Our Common Stock

Subject to the discussions in the sections titled “—Backup Withholding and Information Reporting” and “–FATCA” below, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of shares of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder maintained in the United States);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”), for U.S. federal income tax purposes, at any time within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period for the shares of our common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net-income basis at regular rates and in the same manner applicable to U.S. persons. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on effectively connected gain, subject to certain adjustments.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses, subject to certain limitations.

With respect to the third bullet point above, the determination of whether we are a USRPHC generally depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets. There can be no assurance that we are not a USRPHC currently or that we will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market (such as the New York Stock Exchange), and such non-U.S. holder has owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. Although we intend and expect our common stock to remain regularly traded, we can provide no assurance that our common stock will remain regularly traded. Non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences to them if we are or become a USRPHC.

Backup Withholding and Information Reporting

Generally, an applicable withholding agent will be required to report annually to the IRS and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. Under specific treaties or agreements, this information also may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to distributions made to a non-U.S. holder of shares of our common stock provided the non-U.S. holder furnishes to the applicable withholding agent the required certification of its non-U.S. status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, or refunded, provided all required information is timely furnished to the IRS.

FATCA

Provisions of the Code and related Treasury guidance commonly referred to as “FATCA” require withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an applicable exemption is established. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Although withholding under FATCA would apply to payments of gross proceeds from the sale or other disposition of our common stock, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Holders should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Morrison & Foerster LLP. Certain legal matters will be passed upon for the Agents by Davis Polk & Wardwell LLP.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We also make available, free of charge, on or through our website (https://www.swgasholdings.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation by Reference.”

We have filed with the SEC an automatic registration statement on Form S-3 relating to the common stock covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of the Company, the reference is only a summary, and you should refer to the exhibits that are a part of the registration statement for a copy of such contract or other document. You may review a copy of the registration statement through the SEC’s website at http://www.sec.gov.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference herein is considered to be a part of this prospectus supplement and the accompanying prospectus.

Any reports that we file with the SEC on or after the date of this prospectus supplement and before the date that the offering of the shares is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement and the accompanying prospectus or in any documents previously incorporated by reference into this prospectus supplement and the accompanying prospectus have been modified or superseded. We specifically incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report of Southwest Gas Holdings, Inc. on Form 10-K for the year ended December 31, 2023, filed on February 28, 2024;

•	Quarterly Reports of Southwest Gas Holdings, Inc. on Form 10-Q for the quarter ended March 31, 2024, filed on May 8, 2024 and for the quarter ended June 30, 2024, filed on August 6, 2024;

•	Current Reports of Southwest Gas Holdings, Inc. on Form 8-K filed on March 22, 2024, April 17, 2024, May 7, 2024, May 7, 2024, and August 5, 2024;

•	Current Report of Centuri Holdings, Inc. on Form 8-K filed on June 26, 2024, as amended by the Current Report of Centuri Holdings, Inc. on Form 8-K/A filed on July 17, 2024;

•

The portions of the Definitive Revised Proxy Statement on Schedule 14A of Southwest Gas Holdings, Inc. (filed on March 22, 2024) that were specifically incorporated by reference into Southwest Gas Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023;

•

The description of Southwest Gas Holdings, Inc.’s common stock contained in Exhibit 4.24 of Southwest Gas Holdings, Inc.’s Annual Report on Form 10-K for the year ended December  31, 2023, filed on February 28, 2024; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until the termination of the offering of the shares.

You may obtain a copy of any or all the documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits unless they are specifically incorporated by reference into any such documents) at no cost to you by writing or telephoning us at the following:

Southwest Gas Holdings, Inc.

8360 S. Durango Dr.

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

PROSPECTUS

Southwest Gas Holdings, Inc.

Southwest Gas Corporation

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Units

Rights

Southwest Gas Holdings, Inc. may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•	common stock;

•	preferred stock;

•	debt securities, which may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement;

•	guarantees of debt securities issued by Southwest Gas Corporation;

•	depositary shares;

•	warrants to purchase common stock, preferred stock or depositary shares issued by Southwest Gas Holdings, Inc. or debt securities issued by Southwest Gas Holdings, Inc. or Southwest Gas Corporation;

•	units; and

•	rights.

Southwest Gas Corporation may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•

debt securities, which may or may not be guaranteed by Southwest Gas Holdings, Inc. and may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement; and

•	guarantees of debt securities issued by Southwest Gas Holdings, Inc. or by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. Any prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement before you invest.

Southwest Gas Holdings, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “SWX.” On November 27, 2023, the reported last sale price on the New York Stock Exchange for our common stock was $60.04 per share.

These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 25 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 28, 2023

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our website is not incorporated herein and does not constitute part of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference.”

In this prospectus, unless the context indicates otherwise, the words and terms “Southwest Gas Holdings,” “the Company,” “we,” “our,” “ours” and “us” refer to Southwest Gas Holdings, Inc., together with our subsidiaries. The term “Southwest Gas Holdings, Inc.” refers to Southwest Gas Holdings, Inc. without its consolidated subsidiaries. The term “Southwest” refers to our subsidiary, Southwest Gas Corporation, either on a standalone basis or together with its consolidated subsidiaries, as the context requires. The term “Centuri” refers to Centuri Group, Inc., a wholly owned subsidiary of Southwest Gas Holdings, Inc. that represents its utility infrastructure services segment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act or Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s and Southwest’s plans, objectives, goals, intentions, projections, strategies, future events or performance, negotiations, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “endeavor,” “promote,” “seek,” “pursue,” and similar words and expressions are generally used and intended to identify forward-looking statements. For example, statements regarding plans to refinance near-term maturities, plans to separate from Centuri by means of one or more disposition transactions, including by way of a pro rata distribution to our stockholders, one or more distributions in exchange for our common stock or other securities, a sell-down of shares of our common stock or any combination thereof, or an initial public offering by Centuri followed by one or more disposition transactions, the intended tax treatment of any separation of Centuri, those regarding operating margin patterns, customer growth, the composition of our customer base, price volatility, seasonal patterns, the ability to pay debt, Southwest’s company-owned life insurance (“COLI”) strategy, the magnitude of future acquisition or divestiture purchase price true-ups or post-closing payments and related impairments or losses related thereto, replacement market and new construction market, impacts from pandemics, including on our employees, customers, business, financial position, earnings, bad debt expense, work deployment and related uncertainties, expected impacts of valuation adjustments associated with any redeemable noncontrolling interests, the profitability of storm work, mix of work, or absorption of fixed costs by larger infrastructure services customers (including Southwest), the impacts of U.S. tax reform, including disposition in any regulatory proceeding and bonus depreciation tax deductions, the impact of recent Pipeline and Hazardous Materials Safety Administration rulemaking, the amounts and timing for completion of estimated future construction expenditures, plans to pursue infrastructure programs or programs under SB 151 legislation, forecasted operating cash flows and results of operations, net earnings impacts or recovery of costs from gas infrastructure replacement and Vintage Steel Pipe programs and surcharges, funding sources of cash requirements, amounts generally expected to be reflected in future period revenues from regulatory rate proceedings including amounts requested or settled from recent and ongoing general rate cases or other regulatory proceedings, rates and surcharges, Purchased Gas Account (“PGA”) administration, recovery and timing, and other rate adjustments, sufficiency of working capital and current credit facilities or the ability to cure negative working capital balances, bank lending practices, the Company’s views regarding its liquidity position, ability to raise funds and receive external financing capacity and the intent and ability to issue various financing instruments and stock under an at-the-market equity program or otherwise, future dividends or increases and the board of directors’ current payout strategy, pension and postretirement benefits, certain impacts of tax acts, the effect of any other rate changes or regulatory proceedings, contract or construction change order negotiations, impacts of accounting standard updates, statements regarding future gas prices, gas purchase contracts and pipeline imbalance charges or claims related thereto, recoverability of regulatory assets, the impact of certain legal proceedings or claims, and the timing and results of future rate hearings, including any ongoing or future general rate cases and other proceedings, statements regarding any strategic review, optimization opportunity identification, benchmarking, and assessment, including the timing and costs of any such processes, and statements regarding pending approvals are forward-looking statements.

A number of important factors affecting the business and financial results of the Company and Southwest could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, inflation, interest rates and related government actions, sufficiency of labor markets and ability to timely hire qualified employees or similar resources, acquisition and divestiture decisions including prices paid or received, adjustments, indemnifications, or commitments related thereto, and their impacts to impairments, write-downs, or losses or expenses generally, the impacts of pandemics including that which may result from a restriction by government officials or otherwise, including impacts on employment in our territories, the health impacts to our customers and employees, the ability to collect on customer accounts due to the suspension or lifted moratorium on late fees or service disconnection or otherwise in any or all jurisdictions, the ability to obtain regulatory recovery of related costs, the ability of the infrastructure services business to conduct work and the impact of a delay or termination of work, and decisions of Centuri customers (including Southwest) as to whether to pursue capital projects due to economic impacts resulting from a pandemic or otherwise, the ability to recover and timing thereof related to costs associated with the PGA mechanisms or other regulatory assets or programs, the effects of regulation/deregulation, governmental or regulatory policy regarding pipeline safety, greenhouse gas emissions, natural gas, including potential prohibitions on the use of natural gas by customers or potential customers, including related to electric generation or natural gas appliances, or regarding alternative energy, the regulatory support for ongoing infrastructure programs or expansions, the timing and amount of rate relief, the impact of other regulatory proceedings, the timing and methods determined by regulators to refund amounts to customers resulting from U.S. tax reform, changes in rate design, impacts of other tax regulations, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of credit rating actions and conditions in the capital markets on financing costs, changes in construction expenditures and financing, levels of or changes in operations and maintenance expenses, or other costs, including fuel costs and other costs impacted by inflation or otherwise, geopolitical influences on the business or its costs, effects of pension or other postretirement benefit expense forecasts or plan modifications, accounting changes and regulatory treatment related thereto, currently unresolved and future liability claims and disputes, changes in pipeline capacity for the transportation of gas and related costs, results of Centuri bid work, the impact of weather on Centuri’s operations, projections about acquired business’ earnings, or those that may be planned, future acquisition-related costs, differences between the actual experience and projections in costs to integrate or stand-up portions of newly acquired business operations, impacts of changes in the value of any redeemable noncontrolling interests if at other than fair value, Centuri utility infrastructure expenses, differences between actual and originally expected outcomes of Centuri bid or other fixed-price construction agreements, outcomes from contract and change order negotiations, ability to successfully procure new work and impacts from work awarded or failing to be awarded from significant customers (collectively, including from Southwest) or related to significant projects, the mix of work awarded, the amount of work awarded to Centuri following the lifting of work stoppages or reduction, the result of productivity inefficiencies from regulatory requirements, customer supply chain challenges, or otherwise, delays or challenges in commissioning individual projects, acquisitions and management’s plans related thereto, the ability of management to successfully finance, close, and assimilate any acquired businesses, the timing and ability of management to successfully consummate the separation of Centuri, the nature and timing of the separation and impacts on our consolidated earnings or stock price as a result, the impact on our stock price or our credit ratings due to undertaking or failing to undertake acquisition or divestiture activities or other strategic endeavors, the impact on our stock price, costs, actions or disruptions or continuation thereof related to significant stockholders and their activism, competition, our ability to raise capital in external financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill or other intangible assets, and optimization initiatives, including costs related thereto. In addition, the Company can provide no assurance that its discussions regarding certain trends or plans relating to its financing and operating expenses will continue, proceed as planned, or cease to continue, or fail to be alleviated, in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus and our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information” below for information about how to obtain copies of those documents. All forward-looking statements in this prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

Southwest Gas Holdings, Inc., a Delaware corporation, is a holding company headquartered in Las Vegas, Nevada. Through its wholly owned subsidiaries, Southwest and Centuri, the Company operates in two business segments: natural gas distribution and utility infrastructure services.

Southwest, incorporated in March 1931 under the laws of the state of California, provides regulated natural gas distribution services to customers in portions of Arizona, Nevada, and California. Public utility rates, practices, facilities, and service territories of Southwest are subject to regulatory oversight. The timing and amount of rate relief can materially impact results of operations. Natural gas purchases and the timing of related recoveries can materially impact liquidity. Results for the natural gas distribution segment are higher during winter periods due to the seasonality incorporated in its regulatory rate structures.

Southwest is subject to regulation by the Arizona Corporation Commission, the Public Utilities Commission of Nevada, and the California Public Utilities Commission (the “CPUC”). The CPUC regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain of the Company’s and Southwest’s accounting practices, transmission facilities and rates are subject to regulation by the Federal Energy Regulatory Commission (the “FERC”). Centuri is not regulated by the state utilities commissions or by the FERC in any of its operating areas.

Centuri is a strategic utility infrastructure services company dedicated to partnering with North America’s electric and gas providers to build and maintain the energy network that powers millions of homes across the United States and Canada. Centuri’s skilled workforce delivers a comprehensive and integrated array of solutions through its primary operating companies: NPL Construction Co., NPL Canada Ltd., New England Utility Constructors, Inc., Linetec Services, LLC, and Riggs Distler & Company, Inc. Centuri has strategically expanded its geographic reach and service offerings through organic and inorganic growth to better meet diverse customer needs across both electric and gas infrastructure, including growing customer attention to achieving environmental objectives. On December 15, 2022, we announced that our board of directors (the “Board”) had determined to separate Centuri from Southwest Gas Holdings into a standalone, independent public company. On September 22, 2023, we announced that Centuri Holdings, Inc. (“Centuri Holdings”) had confidentially submitted a draft registration statement with respect to an initial public offering of its shares of common stock (the “Centuri IPO”). We remain committed to separating Centuri and continue to assess the value of a potential tax-free spin-off of Centuri, either following, or in lieu of, a potential initial public offering by Centuri. Following a Centuri IPO, if one occurs, we intend to maintain the flexibility to dispose of our remaining Centuri interests in a number of ways, including through a spin-off transaction, open market sales of Centuri Holdings common stock or an exchange offer of our common stock for Centuri Holdings common stock.

Our corporate headquarters is located at 8360 S. Durango Drive, P.O. Box 98510, Las Vegas, Nevada 89150-8510, telephone number (702) 876-7237.

RISK FACTORS

Our business is subject to certain risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Southwest Gas Holdings, Inc. consists of (1) 120,000,000 shares of Southwest Gas Holdings, Inc. common stock, with a $1.00 par value, (2) 5,000,000 shares of preferred stock, without par value, and (3) 2,000,000 shares of preference stock, with a $20.00 par value. As of November 17, 2023, there were issued and outstanding 71,521,131 shares of Southwest Gas Holdings, Inc. common stock and no shares of Southwest Gas Holdings, Inc. preferred stock or preference stock. No other classes of capital stock are authorized under our certificate of incorporation.

The following description of Southwest Gas Holdings, Inc.’s capital stock is only a summary and is qualified in its entirety by reference to our certificate of incorporation, bylaws and the Tax-Free Spin Protection Plan, dated as of November 5, 2023 (as the same may be amended from time to time, the “Plan”), between the Company and Equiniti Trust Company, LLC, as rights agent. Therefore, you should read carefully the more detailed provisions of our certificate of incorporation, bylaws and the Plan, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We have one class of common stock. All holders of our common stock are entitled to the same rights and privileges, as described below.

Voting Rights. Except as otherwise provided by law, each holder of common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders, including the election of directors.

Dividends. The holders of Southwest Gas Holdings, Inc. common stock are entitled to receive such dividends as the Board may from time to time declare, subject to any rights of holders of outstanding shares of Southwest Gas Holdings, Inc. preferred stock.

Liquidation. In the event of any liquidation, dissolution or winding up of Southwest Gas Holdings, Inc., whether voluntary or involuntary, the holders of shares of Southwest Gas Holdings, Inc. common stock, subject to any rights of the holders of outstanding shares of Southwest Gas Holdings, Inc. preferred stock, are entitled to receive any remaining assets of Southwest Gas Holdings, Inc. after the discharge of its liabilities.

Rights and Preferences. Holders of Southwest Gas Holdings, Inc. common stock are not entitled to preemptive rights to subscribe for, or purchase any part of, any new or additional issue of stock or securities convertible into stock. Southwest Gas Holdings, Inc. common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

Preferred Stock Purchase Rights

On November 3, 2023, the Board authorized a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of Southwest Gas Holdings, Inc. common stock, which was paid to holders of record of Southwest Gas Holdings, Inc. common stock as of 5:00 P.M., New York City time, on November 17, 2023 (the “Record Date”). The description and terms of the Rights are set forth in the Plan. Each Right entitles the registered holder to purchase from the Company one ten-thousandth (a “Unit”) of a share of Series A Junior Participating Preferred Stock, no par value per share, of the Company (the “Series A Preferred”), at a purchase price of $300.00 per one ten-thousandth of a share of Series A Preferred (the “Purchase Price”), subject to adjustment.

The Plan is intended to preserve the Company’s ability to effectuate a separation of Centuri Holdings (the “Spin-Off Transaction”) that would be tax-free to the Company (the “Tax-Free Status”), which status could be lost if certain stock purchases (including by existing or new holders in the open market) are treated as part of a plan pursuant to which one or more persons directly or indirectly acquire a 50% or greater interest in the Company (a “355 Ownership Change”) within applicable time periods for purposes of Section 355(e) of the Internal Revenue Code of 1986, as amended (the “Code”).

Distribution Date. Initially, the Rights will be attached to all shares of Southwest Gas Holdings, Inc. common stock, and no separate certificates evidencing the Rights will be issued. Subject to certain exceptions, until the Distribution Date (as defined below), the Company will issue one Right with each new share of Southwest Gas Holdings, Inc. common stock issued after the Record Date so that all shares of Southwest Gas Holdings, Inc. common stock will have Rights attached, the Rights will be transferred with and only with Southwest Gas Holdings, Inc. common stock, and any transfer of Southwest Gas Holdings, Inc. common stock will constitute a transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Southwest Gas Holdings, Inc. common stock and, as soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of Southwest Gas Holdings, Inc. common stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

The “Distribution Date” means the earlier of:

•

ten business days after the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below) or such earlier date, as a majority of the Board becomes aware of the existence of an Acquiring Person; and

•

such date (prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person), if any, as may be determined by the Board following the commencement of, or the first public announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or group of affiliated or associated persons becoming an Acquiring Person.

Exercisability. The Rights will not be exercisable until the Distribution Date. After the Distribution Date, each Right will be exercisable to purchase from the Company one ten-thousandth of a share of Series A Preferred for the Purchase Price. Prior to exercising their Rights, holders of Rights in that capacity have no rights as a stockholder of the Company, including the right to vote or receive dividends.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip-In Trigger. If any person or group becomes an Acquiring Person, each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will thereupon become null and void) will thereafter have the right to receive upon exercise of a Right that number of shares of Southwest Gas Holdings, Inc. common stock having a market value of two times the Purchase Price.

•

Flip-Over Trigger. If, after any person or group has become an Acquiring Person, the Company is acquired in a merger, consolidation or combination or 50% or more of its consolidated assets, cash flow or earning power are transferred, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person (or its parent) with whom the Company has engaged in the foregoing transaction having a market value of two times the Purchase Price.

•

Exchange Feature. At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by an Acquiring Person of 50% or more of the outstanding shares of Southwest Gas Holdings, Inc. common stock, the

Board may exchange the Rights (other than Rights owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which Rights will have become null and void), in whole or in part, for shares of Southwest Gas Holdings, Inc. common stock or fractions of Series A Preferred (such a share of Southwest Gas Holdings, Inc. common stock or a fraction of Series A Preferred, as applicable, an “Exchange Security”), at an exchange ratio of one Exchange Security per Right.

Expiration. The Rights will expire on the earliest of (a) the close of business on the date that is two years after the date on which the Spin-Off Transaction is consummated (consistent with a presumption period for testing for a 355 Ownership Change), (b) the close of business on the date on which the Board determines to no longer pursue the Spin-Off Transaction or that the Spin-Off Transaction will not be consummated with Tax-Free Status, (c) the time at which the Rights are redeemed or exchanged pursuant to the Plan, (d) the close of business on the business day following the certification of the voting results of the Company’s 2024 annual stockholders meeting, if at such meeting the approval of the Plan has not been obtained, (e) the close of business on the day that is 270 days after the date of the Plan, if the approval of the Company’s stockholders has not been obtained by such date and only if as of such date the Amended and Restated Cooperation Agreement, dated as of October 24, 2022, by and among the Icahn Group (as defined in the Plan) and the Company (as it may be amended, modified, supplemented and/or amended and restated in accordance with the terms thereof from time to time) remains in effect and the Icahn Ownership Event (as defined in the Plan) has not occurred or (f) the time at which the Board determines that there is no longer a risk of a 355 Ownership Change occurring or that a 355 Ownership Change would not in any material respect adversely impact or otherwise impair the Tax-Free Status.

Process to Seek Exemption. The Plan includes procedures by which the Board will consider requests, prior to the date of public announcement that a person has become an Acquiring Person, from any person who desires to effect any acquisition of Southwest Gas Holdings, Inc. common stock that would, if consummated, result in such person beneficially owning 4.9% (9.9% in the case of a passive investor or, in the case of the Icahn Group or any member of the Icahn Group, the applicable amounts set forth in the Plan) or more of the then outstanding shares of Southwest Gas Holdings, Inc. common stock. The Board will only grant an exemption in response to an exemption request if the Board determines that the acquisition of shares of Southwest Gas Holdings, Inc. common stock by the requesting person (A) will not in any material respect adversely impact or otherwise impair the Tax-Free Status or (B) is in the best interests of the Company despite the fact that it may adversely impact in a material respect or otherwise impair the Tax-Free Status.

Redemption of the Rights. At any time before the Distribution Date, the Board may redeem the Rights in whole, but not in part, for $0.0001 per Right (the “Redemption Price”). The Redemption Price is payable, at the option of the Company, in cash, Southwest Gas Holdings, Inc. common stock or such other form of consideration as the Board shall determine. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Redemption Price will be subject to adjustment.

Amendment. For so long as the Rights are then redeemable, the Company may amend the Plan in any manner. After the Rights are no longer redeemable, the Company may amend the Plan in any manner that does not adversely affect the interests of holders of the Rights (other than an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof).

Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of shares of Series A Preferred issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Series A Preferred or Southwest Gas Holdings, Inc. common stock or certain other specified transactions. No adjustments to the Purchase Price of less than 1% are required to be made.

Preferred Stock. Each one ten-thousandth of a share of Series A Preferred, if issued:

•	Will not be redeemable.

•

Will entitle holders to quarterly dividend payments of $.001 per one ten-thousandth of a share of Series A Preferred, or an amount equal to the dividend paid on one share of Southwest Gas Holdings, Inc. common stock, whichever is greater.

•

Will entitle holders upon liquidation either to receive $.001 per one ten-thousandth of a share of Series A Preferred, or an amount equal to the payment made on one share of Southwest Gas Holdings, Inc. common stock, whichever is greater.

•	Will have the same voting power as one share of Southwest Gas Holdings, Inc. common stock.

•

If shares of Southwest Gas Holdings, Inc. common stock are exchanged as a result of a merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Southwest Gas Holdings, Inc. common stock.

The value of one ten-thousandth of a share of Series A Preferred should approximate the value of one share of Southwest Gas Holdings, Inc. common stock.

Preferred Stock

Our certificate of incorporation authorizes the Board, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, without par value, in one or more series and to fix the rights, preferences, privileges and restrictions granted to, or imposed upon, any such wholly unissued series.

Certain Anti-Takeover Matters

Our certificate of incorporation, bylaws and the Plan contain provisions that may have the effect of discouraging persons from acquiring large blocks of Southwest Gas Holdings, Inc. stock or delaying or preventing a change in control of Southwest Gas Holdings, Inc. The material provisions which may have such an effect are:

•	provisions requiring a super-majority vote by holders of common stock in order to approve certain types of business combinations;

•	a provision permitting the Board to make, amend or repeal the bylaws;

•

authorization for the Board to issue preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to proposals other than those adopted or recommended by the Board;

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provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least 65 percent of the outstanding shares of Southwest Gas Holdings, Inc. common stock entitled to vote; and

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provisions requiring director nominees nominated by a stockholder (each such person, a “Stockholder Nominee”) for election to the Board to provide us with certain information with respect to information and agreements between the Stockholder Nominee and any Stockholder Associated Person (as defined in our amended and restated bylaws).

In addition, the Rights may have certain anti-takeover effects. In general terms and subject to certain exceptions, the Plan works by imposing a significant penalty upon any person or group of affiliated or associated persons that acquires 4.9% (9.9% in the case of a passive investor or, in the case of the Icahn Group or any member of the Icahn Group, the applicable amounts set forth in the Plan) or more of the outstanding Southwest Gas Holdings, Inc. common stock, except in certain situations specified in the Plan (such person, an “Acquiring Person”). The Rights, however, should not interfere with any merger or other business combination approved by the Board.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the registrar and transfer agent for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWX.”

DESCRIPTION OF DEBT SECURITIES

The following text describes the general terms and provisions of debt securities that Southwest Gas Holdings, Inc. and/or Southwest Gas Corporation may offer from time to time. For purposes of this “Description of Debt Securities,” “we,” “us” and “our” refer to the relevant issuer of debt securities, Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as the case may be, and not to their respective subsidiaries.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in any applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in any applicable prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. To the extent we issue secured or subordinated debt securities, the terms will be described in the applicable prospectus supplement.

The debt securities of Southwest Gas Holdings, Inc. will be issued under an indenture between Southwest Gas Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Holdings Indenture”) in the form included as an exhibit to the registration statement of which this prospectus forms a part. Unless otherwise specified in any applicable prospectus supplement, the debt securities of Southwest Gas Corporation will be issued under the indenture, dated as of June 4, 2020, by and between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Corporation Indenture” and, together with the Holdings Indenture, the “Indentures”). Each Indenture describes the terms of the debt securities and does not limit the amount of debt securities or other unsecured, senior debt we may issue. We have summarized the general terms and provisions of the debt securities to be governed by each Indenture. The summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the Indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We encourage you to read the Indentures. Capitalized terms used in this description of our debt securities have the meanings ascribed to them in the applicable Indenture.

General

The terms of each series of debt securities will be established by the Board or a committee thereof and set forth or determined in the manner provided in an Officers’ Certificate or by a supplemental indenture to the relevant Indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We may issue debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may without the consent of the holders of the debt securities of that series reopen a series and issue additional debt securities of that series. We will set forth in a prospectus supplement the aggregate principal amount of any series of debt securities being offered and their specific terms, including, to the extent applicable, the following terms:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium, if any, and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem or prepay the debt securities;

•	any obligation or right we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in certificated or “book-entry only” form;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	the currency of denomination of the debt securities;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any collateral securing or guarantees of payments of principal of, or premium or interest on, the debt securities;

•

any addition to or change in the Events of Default described in this prospectus or in the relevant Indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the relevant Indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the relevant Indenture with respect to the debt securities;

•

any conversion provisions, including the conversion rate, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion rate and provisions affecting conversion if such series of debt securities is redeemed;

•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the relevant Indenture as it applies to that series.

We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (which we refer to, in the case of any debt security represented by a global debt security, as a “book-entry debt security”), or a certificate issued in definitive registered form (which we refer to, in the case of any debt security represented by a certificated security, as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the Indenture. No service charge will be made for any registration of transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover all taxes, assessments or other governmental charges that may be imposed in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either execution by us, and authentication and delivery by the Trustee, of the certificate to the new holder or execution by us, and authentication and delivery by the Trustee, of a new certificate to the new holder.

Covenants

We will set forth in the applicable prospectus supplement any financial or restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We or any guarantor of the debt securities shall not consolidate with or sell, lease or convey all or substantially all of our properties or assets to, or merge with or into, in one transaction or a series of related transactions, any Person unless:

•

we or such guarantor, as the case may be, is the continuing Person or, alternatively, the successor Person is organized under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not us or such guarantor, as the case may be) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the debt securities and under the relevant Indenture or all of such guarantor’s obligations under its guarantee of the debt securities, as the case may be;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred or is continuing; and

•

we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or transfer and such supplemental indenture complies with this provision and that such supplemental indenture constitutes the legal, valid and binding obligation of the successor Person subject to customary exceptions.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	a default in the payment of interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•	a default in the payment of principal of or premium, if any, on any debt security of that series at its maturity, or otherwise;

•

failure by us or any guarantor of the debt securities of that series to comply with any of its agreements in that series of debt securities, the relevant Indenture, or its guarantee of that series of debt securities (collectively, a “Covenant Default”), for a period of 90 days after written notice specified below;

•

any guarantee with respect to the debt securities of that series ceases for any reason to be, or is asserted by us or the guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated in the relevant Indenture or the guarantee of that series of debt securities;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us or any guarantor of the debt securities of that series; and

•	any other Event of Default provided with respect to the debt securities of that series that is described in the applicable prospectus supplement.

A default constituting a Covenant Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) is not an Event of Default until the Trustee (by written notice to us) or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series (by written notice to us and the Trustee) gives notice of the default and we do not cure such default within 90 days after receipt of such notice.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the relevant Indenture may constitute an event of default under certain indebtedness of ours or our Subsidiaries outstanding from time to time.

In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of outstanding debt securities. If any other Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind the acceleration and its consequences if all Events of Default, other than the nonpayment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the relevant Indenture. We refer you to the applicable prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The Indentures provide that the Trustee may refuse to perform any duty or exercise any of its rights or powers under the relevant Indenture unless the Trustee receives indemnity and/or security reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to pursue any remedy under the relevant Indenture or that series of debt securities, unless:

•

an Event of Default has occurred and is continuing, and that holder has previously given to the Trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made a written request to the Trustee, and offered indemnity and/or security reasonably satisfactory to the Trustee, to pursue the remedy as Trustee, and the Trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within the 60-day period after the request is delivered, and the Trustee has failed to institute the proceeding within 60 days after receipt of the request and the offer or security and/or indemnity.

Notwithstanding any other provision in the relevant Indenture, the holder of any series of debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest on that debt security on or after the due dates expressed in that series of debt security and to institute suit for the enforcement of payment.

Each Indenture requires us, within 120 days after the end of each fiscal year, to deliver to the Trustee a certificate as to compliance with such Indenture.

Modification and Waiver

We and the Trustee may modify, amend or supplement the relevant Indenture or the debt securities of any series without notice to or the consent of any holder of any debt security:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to evidence the succession of another Person to us (or any guarantor) and the assumption by any such successor of our obligations (or those of any guarantor) in accordance with “Consolidation, Merger and Sale of Assets”;

•	to add any additional Events of Default;

•	to add covenants for the benefit of the holders of all of the debt securities of any series or to surrender any right or power conferred upon us by the relevant Indenture;

•

to add one or more guarantees for the benefit of the holders of the debt securities of that series or to release one or more guarantees in accordance with the relevant Indenture or any supplemental indenture thereto;

•	to add collateral security with respect to the debt securities of that series;

•	to add or appoint a successor or separate Trustee or other agent;

•	to provide for the issuance of any debt securities or additional debt securities of that series;

•	to comply with any requirements in connection with qualifying the relevant Indenture under the Trust Indenture Act;

•	to comply with the rules of any applicable securities depository;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided, however, that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code;

•

to conform the provisions of the relevant Indenture to the “Description of Notes,” “Description of the Notes and Guarantees,” “Description of Debt Securities” and any similar sections of any offering memorandum or prospectus prepared in connection with the issuance of the debt securities of that series;

•	to make changes to the relevant Indenture applicable only to other series of debt securities issuable thereunder; and

•	to change any other provision if the change does not adversely affect the interests of any holder of debt securities of that series.

We may also modify and amend the relevant Indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of each affected holder of a series of debt securities then outstanding if that amendment will:

•	change the stated maturity of the principal of, or installment of interest on, any debt security of such series;

•	reduce the principal amount of, or the rate of interest on, any debt security of such series;

•

reduce any premium payable on the redemption or required repurchase of any debt security of such series or change the date on which any debt security of such series may or must be redeemed, repaid or required to be repurchased;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security of such series is payable;

•	impair the right of any holder of such series to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of such series;

•	reduce the percentage in principal amount of the outstanding debt security of such series, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders in the relevant Indenture or the debt securities of such series;

•

modify any of the provisions of the relevant Indenture regarding the waiver of past defaults and the waiver of certain covenants by holders except to increase any percentage vote required or to provide that certain other provisions of the relevant Indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the relevant Indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the relevant Indenture with respect to that series and its consequences, except a default in the payment of the principal, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge of Debt Securities

When all outstanding debt securities of any series will become due and payable at their stated maturity within one year and we have deposited (or caused to be deposited) with the Trustee cash sufficient to pay and discharge all outstanding debt securities of such series on the date of their stated maturity, then we may satisfy and discharge our obligations under the relevant Indenture with respect to such debt securities while they remain outstanding.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the relevant Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Trustee

The Indentures and provisions of the Trust Indenture Act, which are incorporated by reference therein, contain limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate the conflict or resign. The Trust Indenture Act and the relevant Indenture provide that in case an Event of Default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the same degree of care and skill of a prudent person in the conduct of such person’s own affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the relevant Indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the Trustee security or indemnity satisfactory to it.

DESCRIPTION OF GUARANTEES

The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “Guarantee”), by one or more of its subsidiaries (each, a “Guarantor”). In the case of Southwest Gas Corporation, the debt securities may or may not be guaranteed by Southwest Gas Holdings, Inc., its direct parent. The Guarantees, if any, will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective Guarantors. The Guarantors of any series of guaranteed debt securities of each issuer may differ from the Guarantors of any other series of guaranteed debt securities of each issuer. In the event Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, a description of some of the terms of Guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable Indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable Indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable Indenture will contain provisions to the effect that the obligations of each Guarantor under its Guarantees and such Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under such Guarantees and such Indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt and other liabilities of that Guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable Guarantor.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable Guarantees, which may include provisions that allow a Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for one or more Guarantees to be secured by specified collateral.

Unless otherwise expressly stated in the applicable prospectus supplement, each Guarantee will be the unsubordinated and unsecured obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor. Each Guarantee (other than a secured Guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable Guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any Guarantor that has provided an unsecured Guarantee of any debt securities, the holders of that Guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such Guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured Guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the Indentures will not limit the ability of any Guarantor to incur secured indebtedness or issue secured guarantees.

Unless otherwise expressly stated in the applicable prospectus supplement, each secured Guarantee will be an unsubordinated obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor, except that such secured Guarantee will effectively rank senior to such Guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured Guarantee.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares is only a summary and is qualified by any prospectus supplement and deposit agreement and depositary receipt used in connection with the issuance of each series of preferred stock issued through the use of depositary shares. Therefore, you should read carefully the more detailed description that would be contained in any prospectus supplement and form of deposit agreement and depositary receipt, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer fractional shares of preferred stock by issuing receipts for depositary shares. The shares of any series of preferred stock represented by depositary shares will be deposited with a bank or trust company and the holders will be issued a depositary receipt entitling them, in proportion to the fraction of a share the receipt represents, to all the rights and preferences of the preferred stock, as more fully described above under the heading “Description of Capital Stock—Preferred Stock.”

The bank or trust company that will be the depositary will function as the intermediary between Southwest Gas Holdings, Inc. and the holders of the depositary receipts. Dividends and other distributions will be provided to the depositary for ultimate distribution to the holders. Redemption of the depositary shares and voting the underlying preferred stock will also be coordinated through the depositary. Holders will have the right to surrender their depositary receipts to the depositary and be entitled to receive whole shares of preferred stock that are represented by such receipts. Though the preferred stock will continue to have all of the rights and preferences, there may be no market opportunity to trade such stock and once withdrawn from the depositary, it may not be redeposited.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. Southwest Gas Holdings, Inc. will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary receipts, any redemption of the preferred stock and any withdrawal of preferred stock by the holder of the depositary shares. Holders will pay other transfer and other taxes and governmental charges and such other charges specifically provided in the deposit agreement for their individual accounts.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock, and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or other offering material may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Guarantees,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF RIGHTS

We may from time to time, issue rights to purchase our debt securities, common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed after such rights offering.

Each series of rights will be issued under a separate rights agreement to be entered into, from time to time, between us and a bank or trust company, as rights agent, all as set forth in a prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the rights agreement and, if applicable, underwriting or other arrangements relating to such rights. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the security holders entitled to the rights distribution;

•	the aggregate number of rights and the aggregate of amount of debt securities, common shares, preferred shares or other securities purchasable upon exercise of the rights;

•	the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any material U.S. federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement.

Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we and/or one or more selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC. You may also obtain our filings through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We also make available, free of charge, on or through our website (https://www.swgasholdings.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation by Reference.”

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website referenced above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC on or after the date of this prospectus and before the date that the offering of the securities is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus.

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference into this prospectus have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report of Southwest Gas Holdings, Inc. on Form 10-K for the year ended December 31, 2022;

•	Annual Report of Southwest Gas Corporation on Form 10-K for the year ended December 31, 2022;

•	Quarterly Reports of Southwest Gas Holdings, Inc. on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023;

•	Quarterly Reports of Southwest Gas Corporation on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023;

•

The portions of the Definitive Proxy Statement of Southwest Gas Holdings, Inc. on Schedule 14A (filed on March  21, 2023) that were specifically incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•

Current Reports of Southwest Gas Holdings, Inc. on Form 8-K/A filed on February 21, 2023 and Current Reports of Southwest Gas Holdings, Inc. on Form 8-K filed on January  13, 2023, January 20, 2023, February  14, 2023 (Item 2.01 only), March  7, 2023, March 10, 2023, March 23, 2023, April 4, 2023, April  17, 2023, April  28, 2023, May  9, 2023 (Item 5.07 only), July  19, 2023, October 25, 2023, November  6, 2023 (Items 1.01, 3.03 and 5.03 only), November  15, 2023, November 27, 2023 and November 27, 2023 (Item 5.02 only);

•	Current Reports of Southwest Gas Corporation on Form 8-K filed on January 20, 2023, March 23, 2023, April 4, 2023, April 17, 2023, April 28, 2023 and July 19, 2023; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of the offering of the securities.

You may obtain a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Southwest Gas Holdings, Inc.

8360 S. Durango Drive

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Southwest Gas Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements incorporated in this Prospectus by reference to Southwest Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities to be sold hereunder will be passed upon for us by Morrison & Foerster LLP.

Up to $340,000,000

Common Stock

PROSPECTUS SUPPLEMENT

J.P. Morgan

Wells Fargo Securities

The date of this prospectus supplement is August 6, 2024.